Exhibit 16.1

August 23, 2013

Office of the Chief Accountant
Securities and Exchange Commission
460 Fifth Street N. W.
Washington, DC 20549

Re: E-Waste Systems, Inc.
Commission File Number 333-165863

Dear Sirs:

We are in agreement with the statements being made by E-Waste Systems, Inc. under Item 4.02 of its Form 8-K dated August 20, 2013.

Sincerely,

/s/  Sadler, Gibb & Associates, LLC
       Sadler, Gibb & Associates, LLC
       Salt Lake City, UT